Exhibit 99.1
News Release
FIS Reports First Quarter 2014 Rise in Revenue and Earnings

•	Revenue of $1.5 billion, up 4 percent on organic basis

•	Adjusted EPS from continuing operations of $0.68, up 10 percent

•	Free cash flow of $158 million

•	$245 million in share repurchases and cash dividends returned to shareholders

JACKSONVILLE, Fla., May 1, 2014 - FIS™ (NYSE:FIS), the world’s largest provider of banking and payments technology, today announced first quarter GAAP revenue of $1.52 billion compared to $1.48 billion a year earlier. GAAP net earnings from continuing operations attributable to common stockholders increased to $155 million, or $0.53 per diluted share, compared to $148 million, or $0.50 per diluted share in the prior year quarter.

Non-GAAP adjusted net earnings from continuing operations attributable to common stockholders increased to $197 million from $182 million in the first quarter 2013 and adjusted net earnings per diluted share increased 10 percent to $0.68 from $0.62 in the first quarter 2013. First quarter 2014 non-GAAP adjusted net earnings from continuing operations excludes acquisition-related purchase amortization of $0.13 per share and includes $0.02 per share related to contract settlement revenue. Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

“We are pleased with our first quarter results and the execution of our growth strategy,” said Frank Martire, chairman and chief executive officer of FIS. “Our consistently strong performance reflects demand for FIS solutions which enable financial institutions to succeed while meeting increased efficiency, risk management and compliance requirements. We are confident in our 2014 outlook and long-term growth prospects.”

Segment Information

The following is a discussion of first quarter results by segment:

•	Financial Solutions:

Financial Solutions revenue was $587 million, an increase of 2 percent on an organic basis, compared to $575 million in the first quarter 2013, reflecting continued growth in eBanking solutions, consulting and services. Financial Solutions adjusted EBITDA was $227 million, flat with the first quarter of 2013, while adjusted EBITDA margin was 38.7 percent compared to 39.6 percent a year earlier, reflecting a change in revenue mix and lower termination fees.

•	Payment Solutions:

Payment Solutions GAAP revenue was $620 million and adjusted revenue was $629 million, an increase of 3 percent on an organic basis, compared to $612 million in the first quarter 2013 reflecting growth in image and output solutions and card solutions. Payment Solutions adjusted EBITDA rose 2 percent to $264 million compared to $258 million in the first quarter of 2013. Adjusted EBITDA margin was 42.1 percent compared to 42.2 percent a year earlier.

•	International Solutions:

International Solutions revenue increased 8 percent to $314 million compared to $292 million in the first quarter 2013 and increased 10 percent on an organic basis excluding an unfavorable currency impact of $14 million. The increase in revenue reflects growth across all major regions. International Solutions adjusted EBITDA was $59 million, flat compared to first quarter of 2013. Adjusted EBITDA margin was 18.8 percent compared to 20.3 percent a year earlier, reflecting higher expenses related to the global financial institutions market and lower license revenue.

•	Corporate/Other:

Corporate costs totaled $105 million in the first quarter 2014 compared to $117 million in the prior-year quarter, primarily reflecting lower administrative expenses. Interest expense, net of interest income, declined to $41 million in the first quarter of 2014 compared to $52 million in the first quarter 2013, reflecting lower debt costs resulting from attainment of investment grade ratings and debt refinancing in the first half of 2013. The effective tax rate was 33.3% in the first quarter of 2014 compared to 32.9% in the first quarter of 2013.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $738 million as of March 31, 2014 compared to $548 million as of year-end 2013. Debt outstanding totaled $4.8 billion compared to $4.5 billion at December 31, 2013.

Net cash provided by operations increased to $223 million in the first quarter of 2014. Capital expenditures totaled $90 million compared to $74 million in the first quarter 2013. Free cash flow, which excludes settlement activity related to the payments businesses and the previously announced Capco acquisition related payments, increased to $158 million for first quarter of 2014, compared to $148 million in the 2013 quarter.

FIS repurchased approximately 3.2 million common shares at a total cost of approximately $175 million and paid shareholder dividends of $70 million in the first quarter 2014, compared to $100 million and $65 million respectively, in the prior year quarter.

2014 Outlook

FIS reiterated its full year 2014 outlook as follows:

•	Organic revenue growth of 4.5 to 6.5 percent

•	EBITDA, as adjusted, growth of 4.5 to 6.5 percent

•	EPS from continuing operations of $3.05 to $3.16, as adjusted, an increase of 8 to 12 percent compared to $2.83 per share in 2013

•	Free cash flow is expected to approximate adjusted net earnings

Webcast

FIS will host a webcast on May 1, 2014, to discuss first quarter 2014 results beginning at 8:30 a.m. ET. To listen to the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS’ Investor Relations Web site, and a telephone replay will be available through May 15, 2014 by dialing 800.475.6701 (U.S.) or 320.365.3844 (International). The access code is 324136. To access a .PDF version of this release and accompanying financial tables, go to www.investor.fisglobal.com.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. For these reasons, management also uses these measures in part to assess its performance.

These non-GAAP measures include organic revenue, adjusted revenue, EBITDA, adjusted EBITDA and adjusted EBITDA margin, adjusted cash flow from operations, adjusted net earnings (including per share amounts) and free cash flow.

Organic revenue includes adjusted revenue plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency fluctuation.

Adjusted revenue (2014) includes reported revenue and is increased by $9 million for a negotiated contract cash settlement for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contractual performance obligation, under GAAP the cash settlement revenue is amortized in this circumstance over the remaining relationship with the reseller. Adjusted EBITDA (2014) is also adjusted for this settlement.

EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted net earnings excludes the after-tax impact of acquisition-related amortization and, for 2014, includes the after-tax impact of adjusted revenue.

Adjusted cash flow from operations is GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations and certain payments for contingent purchase price and incentive compensation programs associated with the 2010 acquisition of Capco.

Adjusted net earnings per diluted share, or adjusted EPS, is equal to adjusted net earnings divided by weighted average diluted shares outstanding.

Free cash flow is adjusted operating cash flow less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

About FIS

FIS is the world’s largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 110 countries. Headquartered in Jacksonville, Fla., FIS employs more than 39,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is 434 on the Fortune 500 and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about future revenue, organic revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share and margin expansion, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation:

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•
failures to adapt our solutions to changes in technology or in the marketplace; internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•	the reaction of our current and potential customers to communications from us or our regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Ellyn Raftery, 904.438.6083	Nancy Murphy, 904.438.6192
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	nancy.murphy@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
May 1, 2014

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three months ended March 31, 2014 and 2013

Exhibit B	Consolidated Balance Sheets - Unaudited as of March 31, 2014 and December 31, 2013

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the three months ended March 31, 2014 and 2013

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three months ended March 31, 2014 and 2013

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three months ended March 31, 2014 and 2013

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

	Exhibit A

	Three months ended March 31,
	2014	2013
Processing and services revenues	$1,520.3	$1,478.0
Cost of revenues	1,050.0	1,008.0
Gross profit	470.3	470.0
Selling, general and administrative expenses	186.6	194.9
Operating income	283.7	275.1
Other income (expense):
Interest expense, net	(41.1)	(51.7)
Other income (expense), net	(0.5)	5.1
Total other income (expense), net	(41.6)	(46.6)
Earnings from continuing operations before income taxes	242.1	228.5
Provision for income taxes	80.6	75.2
Earnings from continuing operations, net of tax	161.5	153.3
Loss from discontinued operations, net of tax	(0.4)	(3.9)
Net earnings	161.1	149.4
Net earnings attributable to noncontrolling interest	(6.6)	(5.3)
Net earnings attributable to FIS common stockholders	$154.5	$144.1
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.54	$0.51
Net loss per share-basic from discontinued operations attributable to FIS common stockholders	—	(0.01)
Net earnings per share-basic attributable to FIS common stockholders *	$0.54	$0.50
Weighted average shares outstanding-basic	288.0	291.0
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.53	$0.50
Net loss per share-diluted from discontinued operations attributable to FIS common stockholders	—	(0.01)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.53	$0.49
Weighted average shares outstanding-diluted	291.9	295.5
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$154.9	$148.0
Loss from discontinued operations, net of tax	(0.4)	(3.9)
Net earnings attributable to FIS common stockholders	$154.5	$144.1

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	As of	As of
	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$737.7	$547.5
Settlement deposits	444.7	327.4
Trade receivables, net	987.9	987.9
Settlement receivables	257.2	178.2
Other receivables	19.4	62.1
Due from Brazilian venture partner	34.9	35.8
Prepaid expenses and other current assets	153.7	154.1
Deferred income taxes	52.8	58.9
Total current assets	2,688.3	2,351.9
Property and equipment, net	449.2	439.0
Goodwill	8,500.0	8,500.0
Intangible assets, net	1,288.0	1,339.3
Computer software, net	861.1	856.5
Deferred contract costs, net	206.9	206.8
Other noncurrent assets	277.4	266.6
Total assets	$14,270.9	$13,960.1

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$653.2	$768.0
Due to Brazilian venture partner	14.4	13.7
Settlement payables	717.0	518.6
Current portion of long-term debt	49.7	128.8
Deferred revenues	270.1	243.6
Total current liabilities	1,704.4	1,672.7
Deferred revenues	26.7	27.2
Deferred income taxes	810.7	823.6
Long-term debt, excluding current portion	4,728.9	4,339.8
Due to Brazilian venture partner	36.2	34.5
Other long-term liabilities	261.6	325.0
Total liabilities	7,568.5	7,222.8
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.9	3.9
Additional paid in capital	7,271.5	7,247.6
Retained earnings	2,427.6	2,341.9
Accumulated other comprehensive earnings	3.2	(9.9)
Treasury stock $0.01 par value	(3,172.1)	(3,003.0)
Total FIS stockholders’ equity	6,534.1	6,580.5
Noncontrolling interest	168.3	156.8
Total equity	6,702.4	6,737.3
Total liabilities and equity	$14,270.9	$13,960.1

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Three months ended March 31,
	2014	2013
Cash flows from operating activities:
Net earnings	$161.1	$149.4
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	152.6	153.2
Amortization of debt issue costs	2.6	2.8
Gain on mFoundry	—	(9.2)
Stock-based compensation	13.3	13.2
Deferred income taxes	(6.7)	(15.4)
Excess income tax benefit from exercise of stock options	(8.5)	(4.0)
Other operating activities, net	(0.6)	—
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	15.3	(12.0)
Settlement activity	2.5	(13.9)
Prepaid expenses and other assets	(13.0)	(35.1)
Deferred contract costs	(16.6)	(19.7)
Deferred revenue	25.9	(8.3)
Accounts payable, accrued liabilities and other liabilities	(105.3)	6.5
Net cash provided by operating activities	222.6	207.5

Cash flows from investing activities:
Additions to property and equipment	(37.9)	(31.0)
Additions to computer software	(52.0)	(42.7)
Acquisitions, net of cash acquired and equity investments	—	(115.0)
Other investing activities, net	8.5	(7.0)
Net cash used in investing activities	(81.4)	(195.7)

Cash flows from financing activities:
Borrowings	1,839.0	2,206.3
Repayment of borrowings and capital lease obligations	(1,529.6)	(1,990.1)
Excess income tax benefit from exercise of stock options	8.5	4.0
Proceeds from exercise of stock options	12.8	18.8
Treasury stock activity	(203.1)	(105.3)
Dividends paid	(69.5)	(64.8)
Other financing activities, net	(15.7)	(0.7)
Net cash provided by financing activities	42.4	68.2

Effect of foreign currency exchange rate changes on cash	6.6	(7.0)

Net increase in cash and cash equivalents	190.2	73.0
Cash and cash equivalents, at beginning of period	547.5	517.6
Cash and cash equivalents, at end of period	$737.7	$590.6

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended March 31, 2014
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$586.8	$619.5	$314.4	$(0.4)	$1,520.3
Non-GAAP adjustments:
Contract settlement	—	9.0	—	—	9.0
Adjusted processing and services revenue	$586.8	$628.5	$314.4	$(0.4)	$1,529.3
Operating income (loss)	$187.0	$235.5	$39.4	$(178.2)	$283.7
Non-GAAP adjustments:
Contract settlement	—	9.0	—	—	9.0
Purchase price amortization	—	—	0.1	54.8	54.9
Non-GAAP operating income (loss)	187.0	244.5	39.5	(123.4)	347.6

Depreciation and amortization from continuing operations	39.9	19.9	19.5	18.4	97.7
Adjusted EBITDA	$226.9	$264.4	$59.0	$(105.0)	$445.3

Non-GAAP operating margin	31.9%	38.9%	12.6%	N/M	22.7%

Adjusted EBITDA margin	38.7%	42.1%	18.8%	N/M	29.1%

	Three months ended March 31, 2013
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$575.3	$611.8	$291.6	$(0.7)	$1,478.0
Operating income (loss)	$188.4	$238.5	$40.3	$(192.1)	$275.1
Non-GAAP adjustments:
Purchase price amortization	—	—	0.1	60.2	60.3
Non-GAAP operating income (loss)	188.4	238.5	40.4	(131.9)	335.4
Depreciation and amortization from continuing operations	39.2	19.8	18.7	15.2	92.9
Adjusted EBITDA	$227.6	$258.3	$59.1	$(116.7)	$428.3

Non-GAAP operating margin	32.7%	39.0%	13.9%	N/M	22.7%

Adjusted EBITDA margin	39.6%	42.2%	20.3%	N/M	29.0%

Total revenue growth from prior year period
Three months ended March 31, 2014	2.0%	2.7%	7.8%	N/M	3.5%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE MEASURES — UNAUDITED
(In millions)

					Exhibit D (continued)

	Three months ended March 31,
	2014			2013
			Constant			Adjusted	Organic
			Currency		In Year	Base	Revenue
	Revenue (1)	FX	Revenue	Revenue	Acquisitions	Revenue	Growth
Financial Solutions	$586.8	$1.2	$588.0	$575.3	$3.8	$579.1	1.5%
Payment Solutions	628.5	0.5	629.0	611.8	—	611.8	2.8%
International Solutions	314.4	14.0	328.4	291.6	5.8	297.4	10.4%
Corporate and Other	(0.4)	—	(0.4)	(0.7)	—	(0.7)	N/M
Total processing and services revenue	$1,529.3	$15.7	$1,545.0	$1,478.0	$9.6	$1,487.6	3.9%

(1)As adjusted. See note (1) for exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended March 31,
	2014	2013
Net cash provided by operating activities	$222.6	$207.5
Non-GAAP adjustments:
Capco acquisition related payments (1)	28.0	—
Settlement activity	(2.5)	13.9
Adjusted cash flows from operations	248.1	221.4
Capital expenditures	(89.9)	(73.7)
Free cash flow	$158.2	$147.7

(1)
Free cash flow for the three months ended March 31, 2014 excludes payments for contingent purchase price and the New Hires and Promotions Incentive Plan associated with the 2010 acquisition of Capco. In accordance with the accounting guidance, contingent purchase price payments are included in other financing activities on the Statement of Cash Flows only to the extent they represent the original liability established at the acquisition date. Payments related to subsequent adjustments to the contingent purchase price are included in the net cash provided by operating activities.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

	Exhibit E

	Three months ended
	March 31,
	2014	2013

Net earnings from continuing operations attributable to FIS	$154.9	$148.0
Plus provision for income taxes	80.6	75.2
Interest expense, net	41.1	51.7
Other, net	7.1	0.2

Operating income	283.7	275.1
Non-GAAP adjustments:
Contract settlement	9.0	—
Purchase price amortization	54.9	60.3

Non-GAAP operating income	347.6	335.4

Depreciation and amortization from continuing operations	97.7	92.9
Adjusted EBITDA	$445.3	$428.3

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

				Exhibit E (continued)

	Three months ended March 31, 2014
				Purchase
		Contract		Price
	GAAP	Settlement (1)	Subtotal	Amort. (3)	Non-GAAP
Processing and services revenue	$1,520.3	$9.0	$1,529.3	$—	$1,529.3
Cost of revenues	1,050.0	—	1,050.0	(54.9)	995.1
Gross profit	470.3	9.0	479.3	54.9	534.2
Selling, general and administrative	186.6	—	186.6	—	186.6
Operating income	283.7	9.0	292.7	54.9	347.6
Other income (expense):
Interest income (expense), net	(41.1)	—	(41.1)	—	(41.1)
Other income (expense), net	(0.5)	—	(0.5)	—	(0.5)
Total other income (expense)	(41.6)	—	(41.6)	—	(41.6)
Earnings (loss) from continuing operations before income taxes	242.1	9.0	251.1	54.9	306.0
Provision for income taxes	80.6	3.0	83.6	18.4	102.0
Earnings (loss) from continuing operations, net of tax	161.5	6.0	167.5	36.5	204.0
Earnings (loss) from discontinued operations, net of tax (4)	(0.4)	—	(0.4)	—	(0.4)
Net earnings (loss)	161.1	6.0	167.1	36.5	203.6
Net (earnings) loss attributable to noncontrolling interest	(6.6)	—	(6.6)	—	(6.6)
Net earnings (loss) attributable to FIS common stockholders	$154.5	$6.0	$160.5	$36.5	$197.0

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$154.9	$6.0	$160.9	$36.5	$197.4
Earnings (loss) from discontinued operations, net of tax (4)	(0.4)	—	(0.4)	—	(0.4)
Net earnings (loss) attributable to FIS common stockholders	$154.5	$6.0	$160.5	$36.5	$197.0

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.53	$0.02	$0.55	$0.13	$0.68
Weighted average shares outstanding — diluted	291.9	291.9	291.9	291.9	291.9

Effective tax rate	33%				33%

Supplemental information:
Depreciation and amortization			$152.6	(54.9)	$97.7
Stock compensation expense, excluding acceleration charges					$13.3
Stock acceleration charges					—
Total stock compensation expense					$13.3

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

				Exhibit E (continued)

	Three months ended March 31, 2013

		Stock and Other		Purchase
		Gain on		Price
	GAAP	mFoundry (2)	Subtotal	Amort. (3)	Non-GAAP
Processing and services revenue	$1,478.0	$—	$1,478.0	$—	$1,478.0
Cost of revenues	1,008.0	—	1,008.0	(60.3)	947.7
Gross profit	470.0	—	470.0	60.3	530.3
Selling, general and administrative	194.9	—	194.9	—	194.9
Operating income	275.1	—	275.1	60.3	335.4
Other income (expense):
Interest income (expense), net	(51.7)	—	(51.7)	—	(51.7)
Other income (expense), net	5.1	(9.2)	(4.1)	—	(4.1)
Total other income (expense)	(46.6)	(9.2)	(55.8)	—	(55.8)
Earnings (loss) from continuing operations before income taxes	228.5	(9.2)	219.3	60.3	279.6
Provision for income taxes	75.2	(3.0)	72.2	19.8	92.0
Earnings (loss) from continuing operations, net of tax	153.3	(6.2)	147.1	40.5	187.6
Earnings (loss) from discontinued operations, net of tax (4)	(3.9)	—	(3.9)	—	(3.9)
Net earnings (loss)	149.4	(6.2)	143.2	40.5	183.7
Net (earnings) loss attributable to noncontrolling interest	(5.3)	—	(5.3)	—	(5.3)
Net earnings (loss) attributable to FIS common stockholders	$144.1	$(6.2)	$137.9	$40.5	$178.4

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$148.0	$(6.2)	$141.8	$40.5	$182.3
Earnings (loss) from discontinued operations, net of tax (4)	(3.9)	—	(3.9)	—	(3.9)
Net earnings (loss) attributable to FIS common stockholders	$144.1	$(6.2)	$137.9	$40.5	$178.4

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.50	$(0.02)	$0.48	$0.14	$0.62
Weighted average shares outstanding — diluted	295.5	295.5	295.5	295.5	295.5

Effective tax rate	33%				33%

Supplemental information:
Depreciation and amortization			$153.2	(60.3)	$92.9
Stock compensation expense, excluding acceleration charges					$13.2
Stock acceleration charges					—
Total stock compensation expense					$13.2
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months ended March 31, 2014 and 2013.

The adjustments are as follows:

(1)
The revenue adjustment in this column represents a cash settlement for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contract performance obligation, revenue is amortized in this circumstance over the remaining relationship with the reseller.

(2)	Gain resulting from the purchase of the remaining shares of mFoundry, Inc., representing the difference between the fair value and carrying value of the minority interest investment previously held.

(3)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(4)
During the third quarter of 2010, we determined that Fidelity National Participacoes Ltda. ("Participacoes"), our item processing and remittance services business in Brazil, should be treated as a discontinued operation. Participacoes had losses of $(0.4) million and $(3.9) million during the three months ended March 31, 2014 and 2013, respectively, related to ongoing labor claim settlements that were not transferred with other assets and liabilities in the disposal.